Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 31, 2022, with respect to the consolidated financial statements of Terran Orbital Corporation incorporated herein by reference.

/s/ KPMG LLP

Irvine, California

June 24, 2022